Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Arc Logistics Partners LP of our report dated April 26, 2013 relating to the financial statements of Arc Terminals LP, which appears in Arc Logistics Partners LP’s prospectus filed pursuant to Rule 424(b) in connection with its Registration Statement on Form S-1 (File No. 333-191534). We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

November 26, 2013